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                                                                   EXHIBIT 4.21


                                    ARTICLE V
                               OFFICERS AND AGENTS

         Section 1. Categories of Officers and Agents. The elected officers of the Corporation shall consist of a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, and one or more Executive Vice Presidents (each an "Officer" and two or more "Officers"). In addition, the Board of Directors may from time to time elect, and the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or any of them may appoint, one or more Vice Presidents, a Chief Financial Officer, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other nonexecutive officers, assistant officers, agents and employees (each an "Agent" and two or more "Agents"; when the terms "officer" or "officers" without initial capitalization is used in these Bylaws, then such terms refer to both an Officer and an Agent unless otherwise specified or the context otherwise requires) as the Board of Directors may from time to time deem necessary may be elected by the Board of Directors or appointed by the Chairman of the Board, the Vice Chairman of the Board or the Chief Executive Officer. The Chairman of the Board and the Vice Chairman of the Board shall be chosen from among the Directors. Two or more offices may be held by the same person, except that a person may not concurrently serve as the President and an Executive Vice President. Each Officer shall have such powers and duties as generally pertain to his or her office or offices, subject to the specific provisions of this Article V; such Officers also shall have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof authorized to do so. Each Agent shall have only such powers and duties as are prescribed to such Agent by the Board of Directors, any committee thereof authorized to confer powers and duties upon such Agent, any executive officer authorized to appoint such Agent or as specifically set forth in Article V of these Bylaws. Only Officers shall be considered "officers" of the Corporation under the provisions of Section 142 of the Delaware General Corporation Law; Agents shall not be considered officers but instead shall be considered non-officerial agents of the Corporation under the provisions of Section 142 of the Delaware General Corporation Law.

         Section 2. Election and Term of Office. The elected Officers of the Corporation shall be, and the elected Agents of the Corporation may be, elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Each Officer and each Agent shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her death or until he or she shall resign or be removed from office.

         Section 3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall be responsible for general management of the affairs of the Corporation and shall perform all duties incidental to the office which may be required by law, and all such other duties as may properly be required by the Board of Directors. Except where by law the signature of the Chief Executive Officer or the President is required, the Chairman of the Board shall possess the same power as the Chief Executive Officer and the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors. The Chairman of the Board shall make such



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reports to the Board of Directors and the stockholders as are properly required by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

         Section 4. Vice Chairman of the Board. The Vice Chairman of the Board shall, in the absence of the Chairman, preside at all meetings of the stockholders and of the Board of Directors. The Vice Chairman of the Board shall, together with the Chairman of the Board and the Chief Executive Officer, act in a general executive capacity and shall have such powers and duties as set forth in these Bylaws or as from time to time may be established by the Board of Directors.

         Section 5. Chief Executive Officer. The Chief Executive Officer shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The Chief Executive Officer may, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and, in the absence of or because of the inability to act of the Chairman of the Board and the Vice Chairman of the Board, preside at all meetings of stockholders and of the Board of Directors. The Chief Executive Officer may sign, alone or with the Secretary or any assistant secretary or any other officer of the Corporation properly authorized by the Board of Directors, certificates, contracts and other instruments of the Corporation as authorized by the Board of Directors.

         Section 6. President/ Chief Operating Officer. The President shall be the chief operating officer of the Corporation (unless a separate Chief Operating Officer shall have been elected or appointed, in which case such Chief Operating Officer shall have the duties of a chief operating officer, as well as such powers and duties as from time to time may be conferred by the Board of Directors or by any committee authorized to do so), shall act in a general executive capacity and shall assist the Chairman of the Board and the Chief Executive Officer in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The President may, in the absence of or because of the inability to act of the Chairman of the Board and the Chief Executive Officer, perform all duties of the Chairman of the Board and, in the absence of or because of the inability to act of the Chairman of the Board, the Vice Chairman of the Board and the Chief Executive Officer, preside at all meetings of stockholders and of the Board of Directors. The President and the Chief Operating Officer may sign, alone or with the Secretary or any assistant secretary or any other officer of the Corporation properly authorized by the Board of Directors, certificates, contracts and other instruments of the Corporation as authorized by the Board of Directors.

         Section 7. Executive Vice Presidents. The Executive Vice President or Executive Vice Presidents, if any, shall perform the duties of the Chief Executive Officer and the President in the absence or disability of both the Chief Executive Officer and the President, and shall have such powers and perform such other duties as the Board of Directors or the Chairman of the Board from time to time may prescribe.

         Section 7A. Vice Presidents. The Vice President or Vice Presidents, if any, shall have only such powers and duties as are prescribed to such Vice President or Vice Presidents by the Board of Directors, any committee thereof authorized to confer powers and duties upon such Vice President or Vice Presidents, or any executive officer authorized to appoint such Vice President or Vice Presidents.



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         Section 8. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law, by the Certificate of Incorporation or by these Bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, or the Board of Directors, upon whose request the meeting is called, as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book or books to be kept for that purpose, and shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors, any committee thereof authorized to confer powers and duties upon the Secretary, or any executive officer authorized to appoint Secretary. The Secretary shall have custody of the seal, if any, of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Chief Operating Officer, and shall attest to the same.

         Section 9. Treasurer. The Treasurer shall have custody of all Corporation funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation in such manner as may be ordered by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Chief Operating Officer, taking proper vouchers for such disbursements. The Treasurer shall render to the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, and the Board of Directors, whenever requested, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her other duties in such amount and with such surety as the Board of Directors shall prescribe. The Treasurer also shall perform such duties and have such powers as the Board of Directors from time to time may prescribe.

         Section 10. Removal. Any Officer or Agent elected by the Board of Directors or appointed in the manner prescribed hereby may be removed by a majority of the members of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. No elected or appointed Officer or Agent shall have any contractual rights against the Corporation for compensation by virtue of such election or appointment beyond the date of the election or appointment of his or her successor, his or her death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment or similar contract or under an employee deferred compensation plan.

         Section 11. Salaries. The Board of Directors shall fix the salaries of the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President and the Chief Operating Officer of the Corporation, or may delegate the authority to do so to a duly constituted committee of the Board of Directors. The salaries of other Officers, Agents and employees of the Corporation may be fixed by the Board of Directors, by a committee of the Board, by the Chairman of the Board or by another officer or committee to whom that function has been delegated by the




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Board of Directors or the Chairman of the Board.

         Section 12. Vacancies. Any newly created office or vacancy in any office because of death, resignation or removal shall be filled by the Board of Directors, any committee thereof authorized to appoint an officer to fill that office, or any executive officer authorized to appoint an officer to fill that office, or, in the case of an office not specifically provided for in Section 1 hereof, by or in the manner prescribed by the Board of Directors. The officer so selected shall hold office until his or her successor is duly selected and shall have qualified, unless he or she sooner resigns or is removed from office in the manner provided in these Bylaws.

         Section 13. Resignations. Any director, Officer or Agent, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Secretary. No action shall be required of the Board of Directors or the stockholders to make any such resignation effective.